     As filed with the Securities and Exchange Commission on March 30, 1999

                                                         Exhibit Index on Page 9


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (date of earliest event reported): March 12, 1999


Commission File Number: 001-14525


                            VORNADO OPERATING COMPANY
             (Exact name of registrant as specified in its charter)


                  DELAWARE                                      22-3569068
(State or other jurisdiction of incorporation)               (I.R.S. employer
                                                          identification number)

PARK 80 WEST, PLAZA II, SADDLE BROOK, NEW JERSEY                  07663
   (Address of principal executive offices)                    (Zip Code)


                                 (201) 587-1000
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

ITEM 1. NOT APPLICABLE.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

          Vornado Operating Company and Crescent Operating Inc. form new partnership and acquire AmeriCold Logistics

On March 12, 1999, Vornado Operating Company (together with its consolidated subsidiaries, the "Company") and Crescent Operating Inc. ("Crescent Operating") formed a new partnership that has purchased all of the non-real estate assets of AmeriCold Logistics encompassing the operations of the cold storage business for approximately $48 million from a partnership owned by Vornado Realty Trust (together with its consolidated subsidiaries and preferred stock affiliates, "Vornado") and Crescent Real Estate Equities Company ("Crescent Real Estate"). The Company owns 60% of the new partnership and Crescent Operating owns 40% of the new partnership. The new partnership leases 88 cold storage warehouses used in this business from the partnership of Vornado and Crescent Real Estate, which continues to own the real estate. In addition, the new partnership manages 13 additional warehouses containing approximately 80 million cubic feet of space.

To fund its share of the purchase price, the Company utilized $4.6 million of cash and borrowed $18.6 million under its revolving credit facility with Vornado. Further, the Company will pay $6 million to close the warehousing operation of one of the leased facilities. The purchase price of the cold storage operating assets was proposed by the partnership of Vornado and Crescent Real Estate (the sellers). The Board of Directors of both the Company and Crescent Operating reviewed and approved the transaction after concluding that the price was fair market value at the time of the transaction.


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

         AmeriCold Logistics

         The acquired business has 5,500 employees and operates 101 warehouse facilities nationwide with an aggregate of approximately 530 million cubic feet of refrigerated, frozen and dry storage space under the name "AmeriCold Logistics." AmeriCold Logistics has its headquarters in Atlanta, Georgia. AmeriCold Logistics provides the frozen food industry with refrigerated warehousing and transportation management services. Refrigerated warehouses are comprised of production and distribution facilities. Production facilities typically serve one or a small number of customers, generally food processors, located nearby. These customers store large quantities of processed or partially processed products in the facility until they are shipped to the next stage of production or distribution. Distribution facilities primarily warehouse a wide variety of customers' finished products until future shipment to end-users. Each distribution facility primarily services the surrounding regional market. AmeriCold Logistics offers transportation management services including freight routing, dispatching, freight rate negotiation, backhaul coordination, freight bill auditing, network flow management, order consolidation and distribution channel assessment. AmeriCold Logistics' temperature-controlled logistics expertise and access to both frozen food warehouses and distribution channels enable its customers to respond quickly and efficiently to time-sensitive orders from distributors and retailers.

         AmeriCold Logistics' customers consist primarily of national, regional and local frozen food manufacturers, distributors, retailers and food service organizations including Con-Agra, Inc., Tyson Foods, H.J. Heinz & Co., McCain Foods, Pillsbury, Sara Lee, Philip Morris, J.R. Simplot, Farmland Industries and Unilever.



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
         Leases for the cold storage warehouse properties

         AmeriCold Logistics entered into six leases covering the warehouses used in this business. The leases have a 15-year term with two-five year renewal options and provide for the payment of fixed base rent and percentage rent based on revenues AmeriCold Logistics receives from its customers. Fixed rent is approximately $123 million per annum through 2003, $126 million per annum from 2004 through 2008 and $130 million per annum from 2009 through 2014. Percentage rent for each lease is based on a specified percentage of revenues in excess of a specified base amount. The aggregate base revenue amount under five of the six leases is approximately $321 million, and the weighted average percentage rate is 36.5% for the initial five-year period, 39.1% for the period from 2004 through 2008 and 40.7% for the period from 2009 through February 28, 2014. The aggregate base revenue amount under the sixth lease is approximately $32 million, and the percentage rate is 24% for the initial two-year period, 37.5% for the period from 2002 through 2006, 40% from 2007 through 2011 and 41% from 2012 through February 28, 2014. Fixed base rent and percentage rent for the initial year are projected to be approximately $151,000,000.

         AmeriCold Logistics has the right to defer the payment of 15% of fixed rent and all percentage rent for up to three years beginning on March 12, 1999 to the extent that available cash, as defined in the leases, is insufficient to pay such rent.

         The fixed rent for each of the two five-year renewal options is equal to the greater of the then fair market value rent and the fixed rent for the immediately preceding lease year plus 5%.

         AmeriCold Logistics is required to pay all costs arising from the operation, maintenance and repair of the properties, including

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all real estate taxes and assessments, utility charges, permit fees and insurance premiums, as well as property capital expenditures in excess of $5,000,000 annually.

         Terms of the new partnership

         Vornado is the day-to-day liaison to the management of AmeriCold Logistics. The new partnership will pay Vornado an annual fee of $487,000, which is based on the cold storage operating assets acquired by the new partnership on March 12, 1999. The fee increases by an amount equal to 1% of the cost of new acquisitions including transaction costs. The new partnership will provide financial statement preparation, tax and similar services to the Vornado/Crescent real estate partnership (the lessor of the cold storage warehouse properties) for an annual fee of $250,000 increasing 2% each year.

         The Company must obtain Crescent Operating's approval for specified matters involving AmeriCold Logistics, including approval of the annual budget, requiring specified capital contributions, entering into specified new leases or amending existing leases, selling or acquiring specified assets and any sale, liquidation or merger of AmeriCold Logistics. If the partners fail to reach an agreement on certain matters prior to October 30, 2000, the Company will be entitled to buy Crescent Operating's interest in the partnership at cost plus a 10% per annum return. If the partners fail to reach agreement on such matters during the period from November 1, 2000 through October 30, 2007, the Company may set a price at which it commits to either buy Crescent Operating's investment, or sell its own, and Crescent Operating will decide whether to buy or sell at that price. If the partners fail to reach agreement on such matters after October 30, 2007, either party may set a price at which it commits to either buy the other party's investment, or sell its own, and the other party will decide whether to buy or sell at that price.

        Neither partner may transfer its rights or interest in the partnership without the consent of the other partner. The partnership will continue for a term through October 30, 2027, except as the partners may otherwise agree.



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         Certain Relationships with Vornado

         The Company and Vornado are parties to an intercompany agreement described in a Prospectus, dated October 14, 1998, which forms part of the Company's Registration Statement on Form S-11 filed with the Securities and Exchange Commission. Steven Roth, the Chairman of the Board of Directors and Chief Executive Officer of the Company, Michael D. Fascitelli, a Director and the President of the Company, Richard West, a Director of the Company, and Russell B. Wight, Jr., a Director of the Company, are also Trustees of Vornado. Mr. Roth is also the Chairman of the Board of Trustees and Chief Executive Officer of Vornado, Mr. Fascitelli is also the President of Vornado, and certain other members of the Company's senior management hold corresponding positions with Vornado.

ITEMS 3 THROUGH 6.  NOT APPLICABLE.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         The financial information required by this item will be filed not later than 60 days after the date that this report is filed.

         The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.       Description
-----------       -----------

2.1* Asset Purchase Agreement, dated as of February 26, 1999, between AmeriCold Logistics, LLC, as Purchaser, and AmeriCold Corporation, as Seller.

2.2* Asset Purchase Agreement, dated as of March 9, 1999, between Vornado Crescent Logistics Operating Partnership, as Purchaser, and URS Logistics, Inc., as Seller.

2.3* Asset Purchase Agreement, dated as of March 9, 1999, between AmeriCold Logistics, LLC, as Purchase, and VC Omaha Holdings, L.L.C., as Seller.

2.4* Asset Purchase Agreement, dated as of March 9, 1999, between AmeriCold Logistics II, LLC, as Purchaser, and VC Missouri Holdings, L.L.C., as Seller.

10.1 Agreement, dated March 11, 1999, between Vornado Operating L.P. and COPI Cold Storage L.L.C.

99.1**            Financial information.



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

99.2     Press release of Vornado Operating Company, dated March 17, 1999.

* Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the documents that are filed as Exhibits 2.1 through 2.4 to this report are not filed with this report but are identified in each such Exhibit and will be furnished supplementally to the Securities and Exchange Commission upon request.

**       To be filed by amendment.

ITEM 8.  NOT APPLICABLE.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          VORNADO OPERATING COMPANY
                                                (Registrant)



                                          By:  /s/ Irwin Goldberg
                                             ---------------------------
                                          Name:  Irwin Goldberg
                                          Title: Vice President --
                                                 Chief Financial Officer


Date:  March 30, 1999



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

                                Index to Exhibits

Exhibit No.    Description
-----------    -----------

2.1* Asset Purchase Agreement, dated as of February 26, 1999, between AmeriCold Logistics, LLC, as Purchaser, and AmeriCold Corporation, as Seller.

2.2* Asset Purchase Agreement, dated as of March 9, 1999, between Vornado Crescent Logistics Operating Partnership, as Purchaser, and URS Logistics, Inc., as Seller.

2.3* Asset Purchase Agreement, dated as of March 9, 1999, between AmeriCold Logistics, LLC, as Purchase, and VC Omaha Holdings, L.L.C., as Seller.

2.4* Asset Purchase Agreement, dated as of March 9, 1999, between AmeriCold Logistics II, LLC, as Purchaser, and VC Missouri Holdings, L.L.C., as Seller.

10.1 Agreement, dated March 11, 1999, between Vornado Operating L.P. and COPI Cold Storage L.L.C.

99.1**         Financial information.

99.2           Press release of Vornado Operating Company, dated March 17,
               1999.

* Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the documents that are filed as Exhibits 2.1 through
               2.4 to this report are not filed with this report but are identified in each such Exhibit and will be furnished supplementally to the Securities and Exchange Commission upon request.

**             To be filed by amendment.


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